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                           3601 TURNPIKE ASSOCIATES

       7 Penn Plaza A Suite 618 A New York, New York 10001 9 212-563-6557
                                FAX 212-563-6657

                                      May 6, 1996

Colonial Commercial Corp.
3601 Hempstead Turnpike
Suite 121-I
Levittown, NY 11756

Gentlemen:

       Reference is made to that certain lease dated February 27, 1992 ("the Lease") between 3601 Turnpike Associates, as Owner and you, as Tenant, covering space designated as Suite 121-I in the building known as 3601 Hempstead Turnpike, Levittown, New York.

     The parties hereto agree that the Lease is to be extended for a term of five (5) years to commence on July 1, 1996 and to expire June 30, 2001 with the same force and effect as if such date ere the date originally set forth in the Lease as the expiration date hereof.

     The parties further agree that during such extended term all of the terms, covenants and conditions of the Lease shall continue in full force and effect except that:

1. The annual rent during such extended term shall be increased as shown on the attached Exhibit "A".

2. Article 37A(b) shall be amended so that the term "Base Taxes" shall mean a sum equal to the General Tax payable for the calendar year 1996 and the School Tax for the year July 1, 1995 to June 30, 1996.

3. Tenant agrees to accept the Demised Premises in its present "as is" condition and owner shall not be required to do any work or furnish any materials in connection therewith.

4. Pursuant to the terms and conditions of the Lease, Tenant has heretofore deposited with Owner the sum of $1,469.25, as security thereunder, which Owner acknowledges receipt thereof.

     Provided that prior to the commencement of the term of this Lease, Owner shall not have used, applied or retained the whole or part of said sum of $1,469.25, the parties hereto agree that said shall be held by Owner as security hereunder pursuant to the provisions of Article 34 hereunder.

5. Tenant represents that it has dealt with no broker other than Jeffrey Management Corp. in connection with the Extension of Lease. Tenant agrees to indemnify and hold owner harmless (including attorneys' fees) from and against any and all claims for brokerage commissions made by any other party claiming to act for or on behalf of Tenant concerning this transaction.

     Except as herein above modified, all of the terms, covenants, and conditions of the Lease are hereby ratified in all respects thereto.

                                                  Very truly yours,

                                                  3601 TURNPIKE ASSOCIATES

                                                  BY  Owner
The above is hereby agreed
and accepted:

COLONIAL COMMERCIAL CORP.


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                                  EXHIBIT 'A'



        PERIOD                      MONTHLY             ANNUAL
BEGINNING      ENDING                RENT                RENT

7/1/1996       6/30/1997           $  1,605.49        $  19,265.88
7/1/1997       6/30/1998           $  1,653.65        $  19,843.80
7/1/1998       6/30/1999           $  1,703.26        $  20,439.12
7/1/1999       6/30/2000           $  1,754.36        $  21,052.32
7/1/2000       6/30/2001           $  1,806.99        $  21,683.88

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